Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Northwest Bancshares, Inc.:

We consent to the incorporation by reference in the registration statements (333-224910, 333-178077, 333-170624 and 333-169740)
on Form S-8 and the registration statement (333-230145, 333-221674) and the registration statement (333-235669) on Form S-4 on Form S-3 of Northwest Bancshares, Inc. of our reports dated February 26, 2021, with respect to the consolidated statements of financial condition of Northwest Bancshares, Inc. and subsidiaries as of December 31, 2020 and 2019, and the related statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Northwest Bancshares, Inc.

/s/ KPMG LLP
Pittsburgh, Pennsylvania
February 26, 2021